Exhibit 10.52

Exhibit A to Amendment 4 to Note Purchase Agreement

EXTENSION WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

[Alternate Legend for Non-U.S. Purchasers]

[THIS WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE REOFFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, OTHER THAN TO DISTRIBUTORS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) IN THE ABSENCE OF SUCH REGISTRATION UNTIL (A) A REGISTRATION STATEMENT WITH RESEPCT THERETO IS EFFECTIVE UNDER THE ACT OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH WARRANT WHICH OTHER COUNSEL IS SATISFACTORY TO THE COMPANY THAT SUCH WARRANT AND/OR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE PLEDGED, SOLD ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.]

Right to Purchase ____________ shares of Common Stock of Neonode Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2008-D-001      Issue Date: May ___, 2008

NEONODE INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, __________________________________, _____________________________________________________________, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time commencing six months after the Issue Date until 5:00 p.m., E.S.T on the third anniversary of the Issue Date (the “Expiration Date”), up to ____________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $______. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently. This Warrant is one of the Warrants issued pursuant to that certain Amendment 4 to Note Purchase Agreement (the “Amendment 4 to Note Purchase Agreement”), dated as of May ___, 2008, entered into by the Company and certain holders of New Notes as described therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Amendment 4 to Note Purchase Agreement.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include Neonode Inc. and any corporation which shall succeed or assume the obligations of Neonode Inc. hereunder.

(b) The term “Common Stock” includes (i) the Company's Common Stock, $0.01 par value per share, as authorized on the date of the Amendment 4 to Note Purchase Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(d) The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Sections 3 and 4.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised for the balance of.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a) If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, Nasdaq Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the American Stock Exchange, LLC, then the average of the closing or last sale prices, respectively, reported for the ten trading days immediately preceding the Determination Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, Nasdaq Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the American Stock Exchange, LLC, but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the ten trading days immediately preceding the Determination Date;

(c) Except as provided in clause (d) below and Section 3.1, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.7 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

1.8 Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant, within seven (7) business days after the Warrant Share Delivery Date and the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

2. Cashless Exercise.

(a) If a registration statement covering all the Warrant Shares (“Registration Statement”) is effective and the Holder may sell its Warrant Shares pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If such Registration Statement is not available, then commencing one year after the Issue Date, payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
A

Where	X=	the number of shares of Common Stock to be issued to the holder

	Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

	A=	the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date, or Fair Market Value, whichever is less

	B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Amendment 4 to Senior Secured Notes.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company  effects any merger or  consolidation  of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental  Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value.  For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

3.2.Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants. Such property shall be delivered only upon payment of the Warrant exercise price.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4. Other Adjustments.

4.1. General. Commencing after Stockholder Approval (as defined in the Subscription Agreement), in any case to which the provisions of Sections 3 or 5 hereof are not applicable, where the Company shall issue or sell shares of its Common Stock after the Original Issue Date for a consideration per share less than the Purchase Price per share in effect pursuant to the terms of this Warrant at the time of issuance or sale of such additional shares (the “Lower Exercise Price”), then the Purchase Price in effect hereunder shall simultaneously with such issuance or sale be reduced to the Lower Exercise Price In the event of an adjustment to the Purchase Price under this Section 4, the number of shares of Underlying Securities issuable upon exercise hereof shall be increased so that the aggregate exercise price of this Warrant is not reduced as a result of such reduction of Purchase Price. The Company shall not issue or sell shares of its Common Stock after the Original Issue Date and prior to Stockholder Approval at a Lower Exercise Price.

4.2. Convertible Securities. (a) In case the Company shall issue or sell any securities convertible into Common Stock of the Company (“Convertible Securities”) after the date hereof, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of shares of Common Stock of the Company issuable upon the conversion or exchange of all of such Convertible Securities.

(b) If the price per share so determined shall be less than the applicable Purchase Price per share, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration, if any, to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

4.3. Rights and Options. (a) In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock (other than pursuant to an incentive plan for employees adopted by a majority of the stockholders of the Company), there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (ii) the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights or options.

(b) If the price per share so determined shall be less than the applicable Purchase Price per share, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

4.4. Exceptions. This Section 4 shall not apply to the issuance of shares of Common Stock, Convertible Securities, rights and options in connection with: (a)a bona fide strategic transaction, such as a merger or joint venture which is not intended primarily as a financing, (b) equity incentives granted to bona fide commercial finance companies or banks, (c) issuances that have been approved by the holders of not less than a majority of the outstanding shares of Common Stock, (d) a registered public offering, or (e) issuances pursuant to the exercise of options, warrants and rights outstanding on the date hereof.

5. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 5 be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 5 be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

7. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

8. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 8, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date; provided that the restrictions on exercise set forth in this Section 11 shall not apply in event of completion of a Fundamental Transaction. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities 1934 Act, and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage to up to 9.99%, but not in excess of 9.99%. The Holder may decide whether to convert a Convertible Note or exercise this Warrant to achieve an actual 4.99% or up to 9.99% ownership position as described above, but not in excess of 9.99%.

12.  Registration Rights. To the extent the Holder of this Warrant is unable to sell Warrant Shares under Rule 144 of the Securities and Exchange Commission (the “Commission”), commencing March 31, 2008, such Holder shall have piggyback registration rights, as follows:

12.1. Registration Rights. If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Warrant Shares for sale to the public, provided the Warrant Shares are not otherwise registered for resale by the Holder pursuant to an effective registration statement, each such time it will give at least ten (10) days' prior written notice to the record holder of the Warrant Shares of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Warrant Shares not previously registered, the Company will cause such Warrant Shares as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Warrant Shares so registered by the holder of such Warrant Shares (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of Warrant Shares to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1 without thereby incurring any liability to the Seller.

12.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Warrant Shares under the 1933 Act, the Company will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Warrant Shares copies of all filings and Commission letters of comment and notify the Holders (by telecopier and by e-mail addresses provided by the Holders) on or before the second business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years after the date of this Agreement, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Warrant Shares covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d) use its reasonable best efforts to register or qualify the Warrant Shares covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) if applicable, list the Warrant Shares covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) notify the Holders within twenty-four hours of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Warrant Shares;

(g) provided same would not be in violation of the provision of Regulation FD of the Commission, make available for inspection by the Sellers during reasonable business hours, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

(h) provide to the Sellers copies of the such registration statement and amendments thereto five business days prior to the filing thereof with the Commission.

12.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

12.4. Rule 415. The amount of Warrant Shares required to be included in the Registration Statement as described in Section 11.1 may be reduced in proportion to other securities included in such Registration Statement by persons whose registration rights are on a par with the Holder (and 100% if so required under senior registration rights of other persons) in the event failure to effect such a reduction could cause the Registration Statement to exceed registration limitations imposed by the Commission pursuant to Rule 415 of the 1933 Act.

12.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Warrant Shares are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

12.6. Indemnification and Contribution.

(a) In the event of a registration of any Warrant Shares under the 1933 Act pursuant to this Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Warrant Shares thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Shares was registered under the 1933 Act pursuant to this Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Warrant Shares under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Warrant Shares were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Warrant Shares pursuant to such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Warrant Shares pursuant to such Registration Statement.

13. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: if to the Company, to: Neonode Inc., 4000 Executive Parkway, Suite 200, San Ramon, CA 94583, Attn: Chief Financial Officer, telecopier: (925) 355-2020, with a copy by telecopier only to: Hahn & Hessen LLP, 488 Madison Avenue, New York, NY 10022, Attn: James Kardon, Esq., telecopier: (212) 478-7400, and (ii) if to the Holder, to the address and telecopier number listed in the records of the Company, or such other address as such party may designate by notice hereunder.

15. Law Governing This Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

NEONODE INC.

By:
Name:

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: NEONODE INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is ____________________________________________________________________________________________________________
___________________________________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "1933 Act"), or pursuant to an exemption from registration under the 1933 Act.

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of NEONODE INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of NEONODE INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________ Signed in the presence of: (Name) ACCEPTED AND AGREED: [TRANSFEREE] (Name)	(Signature must conform to name of holder as specified on the face of the warrant) (address) (address)